Exhibit 99(b)

UNIZAN FINANCIAL CORP.

220 MARKET AVENUE SOUTH, CANTON, OHIO 44702

PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS

MAY 25, 2004

This Proxy is Solicited on Behalf of The Board of Directors

P R O X Y

The undersigned hereby appoints E. Lang D’Atri and E. Scott Robertson, or either one of them (with full power to act alone), my true and lawful attorney(s) for me in my name, place and stead, to vote all shares of common stock of Unizan Financial Corp. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 25, 2004, and at any adjournments thereof, with all the powers the undersigned would possess if personally present as follows:

The board of directors unanimously recommends a vote FOR each of the listed proposals.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted for both of the proposals listed. If any other business is presented at the special meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their best judgement. At the present time, the board of directors knows of no other business to be presented at the special meeting.

(Continued and to be signed on the reverse side)

SEE REVERSE SIDE

Ù TO VOTE BY MAIL, PLEASE DETACH HERE Ù

☒	Votes MUST be indicated (x) in Black or Blue Ink	THE BOARD RECOMMENDS A VOTE “FOR” ITEMS 1 AND 2.

1

MERGER AGREEMENT: To approve and adopt the Agreement and Plan of Merger, dated as of January 27, 2004, by and between Unizan Financial Corp and Huntington Bancshares Incorporated, which provides, among other things, for the merger of Unizan with and into Huntington.

		FOR ☐	AGAINST ☐	ABSTAIN ☐	I PLAN TO ATTEND THE ANNUAL MEETING. If you check this box to the right an admission card will be sent to you.	☐
					To change your address, please mark this box.	☐
					To include any comments, please mark this box.	☐
2.	ADJOURNMENT: To approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the Meeting to approve and adopt the Agreement and Plan of Merger.	FOR ☐	AGAINST ☐	ABSTAIN ☐	Where no voting instructions are given, the shares represented by this proxy will be VOTED FOR Items 1 and 2.
Date: , 2004

____________________________________
Share owner sign here

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Co-owner sign here

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. Where shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If holder is a corporation, execute in full corporate name by authorized officer.

PLEASE SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Ù TO VOTE BY MAIL, PLEASE DETACH HERE Ù

Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE: You will be asked to enter a CONTROL NUMBER which is located in the lower right hand corner of this form.

OPTION A:	To vote as the Board of Directors recommends on ALL proposals; Press 1.

OPTION B:	If you choose to vote on each proposal separately, press 0. You will hear these instructions:

Item 1: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0. The instructions are the same for all remaining items to be voted. When asked, please confirm your vote by pressing 1.

VOTE BY INTERNET: THE WEB ADDRESS IS www.proxyvoting.com/UNIZ
IF YOU VOTE BY MAIL OR INTERNET—DO NOT MAIL THE PROXY CARD. THANK YOU FOR VOTING.

Call + + Toll Free + + On a Touch-Telephone 1-877-550-2520 There is NO CHARGE to you for this call	CONTROL NUMBER for Telephone/Internet Voting